NOTE

July 23, 2010

NG WASHINGTON II HOLDINGS, LLC, (the “Borrower”), promises to pay Fortress Credit Opportunities I LP or its registered successors or assigns (the “Lender”) the aggregate unpaid principal amount of its Pro Rata Share of the Loans made by the Lenders to Borrower pursuant to Article 2 of the Agreement (as hereinafter defined), at the main office of Fortress Credit Corp. in New York, New York, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement (as hereinafter defined).  Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Applicable Maturity Date and shall make such mandatory repayments as are required to be made under the terms of Article 2 of the Agreement (as hereinafter defined).

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of the Loans and the date and amount of each principal repayment hereunder.

The rights evidenced by this Note to receive principal and interest may only be transferred if the transfer is registered on a record of ownership and the transferee is identified as the owner of an interest in the obligation pursuant to Section 13.2(d) or Section 13.3(g) of the Agreement.  This Note may not at any time be endorsed to, or to the order of, bearer.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 23, 2010 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”), among Borrower, the Lenders party thereto, including the Lender, and Fortress Credit Corp., as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

NG WASHINGTON II HOLDINGS, LLC, as Borrower

By: /s/ Robert B. Sturges

Print Name: Robert B. Sturges

Title: Manager

SCHEDULE OF LOANS AND REPAYMENTS OF PRINCIPAL TO NOTE OF FORTRESS CREDIT OPPORTUNITIES I LP, DATED JULY 23, 2010:

Date	Principal Amount of Loans	Payment Date	Principal Amount Repaid	Unpaid Balance